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                                                            [LOGO]




September 26, 1990
                                                   [LETTERHEAD]



William G. Green, Esq.
8 Sunnyside Court
Orinda, California 94563

Dear Bill:

     This letter confirms the terms under which you will be employed by Chiron Corporation as a Vice President, General Counsel and Secretary, effective October 1, 1990.

     Attached as Exhibit A is a listing of the functions and responsibilities you will assume. Attached as Exhibit B is a summary of your compensation. Your salary will be $270,000 per annum for 1990. Your salary thereafter will be adjusted annually with other officers, commencing January 1, 1991. The "target" for your bonus compensation will be 22% of your salary from time to time. For 1990, this amount will be prorated from October 1. As a result, the target bonus for 1990 will be $15,000. It is our expectation that the "likely" bonus for 1990 would be two-thirds of this amount or $10,000. In addition, you will be paid a hiring bonus of $100,000 in cash upon commencement of employment.

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William G. Green, Esq.                                                Page 2
September 26, 1990

     The deferred compensation/retirement terms in Exhibit B will be evidenced in a separate supplemental agreement satisfactory to Chiron and to you in form and substance. In addition to Chiron's standard health, dental and AD&D insurance, Chiron will acquire and pay the premiums for $500,000 in life insurance, subject to your obtaining a qualifying physical examination. This insurance will remain in effect throughout the term of your employment. The beneficiaries may be designated by you from time to time. You will not be obligated to pay more than $4,500 per annum in premiums or employee contributions under these insurance programs.

     The stock option will be evidenced by a standard form of Stock Option Agreement, consistent with Chiron's Stock Option Plan and with the provisions of Exhibit B, unless otherwise approved by Chiron and yourself.

                                             Very truly yours,

                                             CHIRON CORPORATION

                                             By /s/ Edward E. Penhoet
                                                  Edward E. Penhoet
                                                  Vice Chairman and
                                                  Chief Executive Officer

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                           FUNCTIONS AND RESPONSIBILITIES
                          VICE PRESIDENT, GENERAL COUNSEL
                                   AND SECRETARY

                                  CHIRON CORPORATION


All internal and external legal affairs for parent and subsidiaries (including retention, termination and review and approval of compensation)

Allocate and assign all legal tasks:

     Corporate governance
     Securities compliance
     Contracts
          Administration/compliance
          Negotiation
          Support Business Development
     Litigation
     Patent
          Strategy
          Prosecution
          Litigation
     Corporate structure/M&A
     International law compliance
     Regulatory compliance
          Support Scientific Affairs
     Legal affairs of subsidiaries, human resources, facilities, etc.

Legislative and Governmental Affairs

Corporate Business Strategy and Policy

     Participate in formulation with Executive Officers

Monitor legal aspects of joint ventures and oversee/support collaborative relationships as assigned

Legal aspects of industrial/trade associations

Corporate Secretary

Ex officio participant in Board of Directors and Senior
     Management Committees (including Executive and Operating
     Committees)

Risk Management

Supervision by Chairman/CEO/Board

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                                             COMPENSATION

SALARY:                                 $270,000/year for 1990,
                                        adjusted annually w/other officers
                                        commencing 1/1/91

BONUS TARGET:                           22% of salary - $60,000 for 1990
                                        (pro rated from 10/1/90 - $15,000

     "LIKELY"                           2/3 of 22% = $40,000 for 1990
                                        (pro rated from 10/1/90 - $10,000)

HIRING BONUS:                           $100,000 (intended to supplement salary
                                        for 5 years) paid in cash on hire.

DEFERRED/RETIREMENT:                    Unfunded, unsecured obligation to pay
                                        joint survivorship benefit commencing at age 60 equal to actuarial future value of sum of:
                                        (1) $41,000 (which is net present value
                                        of forfeited retirement benefits); plus
                                        (2) $90,000 (which is forfeited 1990
                                        projected income (pro-rated for period
                                        January through September 1990) less all amounts, if any, paid by Brobeck following 9/30/90 regular distribution other than return of capital; plus,
                                        (3) An annual additional amount which,
                                        when added to 401k plan maximum employee and matching contribution and any future retirement benefit, will total $20,000 per year of service. (Estimated to be $8,000 per year under current plan).

                                        To be funded and secured with annuity
                                        contract(s) upon request.

INSURANCE:                              $500,000 life insurance;

                                        Equivalent to current AD&D insurance;
                                        Health, Dental, etc. pursuant to Company policy;
                                        Employee contribution/premium not to
                                        exceed $4,500.

OTHER:                                  Standard.

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William G. Green, Esq.                                                Page 3
September 26, 1990

INITIAL OPTION GRANT:

               Shares:                  90,000 granted on date of
                                        hire.
               Type:                    Maximum I.S.O., remainder
                                        unqualified.

               Exercisability:          10 years

               Vesting:                 18,334 on 12/31/90; 14,333 per
                                        year for 4 years thereafter
                                        and 14,334 on 12/31/95

                                        All vest on death, disability or
                                        termination by Company without cause.

               Price: Fair market value (FMV) on date of grant for I.S.O., remainder as follows:
                                        6 month trailing average
                                        weekly closing price or $35
                                        whichever is lower, but in no
                                        event less than 85% of FMV or
                                        more than FMV on date of
                                        grant.

Subsequent Equity Participation:        Commencing in calendar 1994, eligible
                                        for consideration for participation in
                                        additional option/equity, if appropriate in relation to any revision/increases in option/equity programs applicable to other senior officers.